Exhibit 10.2

Execution Version

LETTER AGREEMENT REGARDING UNSECURED NOTE

This Letter Agreement (“Letter “), dated as of April 28, 2024, is made between Sandia Investment Management LP on behalf of Diametric True Alpha Market Neutral Master Fund LP and Diametric True Alpha Enhanced Market Neutral Master Fund LP (“Lender”) and NKGEN BIOTECH, INC. (“Borrower”).

WHEREAS, the Borrower has executed that certain Unsecured Promissory Note in the original principal amount of $220,000, dated as of April 1, 2024 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”) in favor of the Lender;

WHEREAS, the Borrower notified the Lender that on April 9, 2024, it received cash proceeds from any source or series of related or unrelated sources on or after the Issue Date in an amount greater than $5,000,000 (such cash proceeds greater than $5,000,000, the “Excess Proceeds”);

WHEREAS, the Lender may, in its sole discretion, require the Borrow to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under the Note pursuant to Section 1.10 of the Note (the “Repayment Right”) with such Excess Proceeds;

WHEREAS, the Lender has informed the Borrower that it will not exercise the Repayment Right with respect to all or any portion of the outstanding Principal Amount and interest (including any Default Interest) under the Note and that it will not exercise the Repayment Right with respect to all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under the Note until the amount of Excess Proceeds exceeds $5,000,000 (such the time at which the amount of such Excess Proceeds exceeds to $5,000,000, the “Next Repayment Right Time”);

WHEREAS, in consideration for the Lender’s decision not to exercise the Repayment Right, the Borrower desires to (i) pay an amount equal to $46,400 in immediately available funds (the “Cash Consideration”), (ii) issue to the Lender 166,667 shares (the “Consideration Shares”) of the Borrower’s common stock, par value 0.0001 (the “Common Stock”), and (iii) issue to Lender warrants to purchase 220,000 shares of Common Stock (the “Warrants”) at an exercise price of $2.00 per share of Common Stock with such Warrants having a five year term.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Letter shall have the respective meanings given them in the Note.

2. Agreements.

(a) The Lender agrees not to exercise the Repayment Right with respect to all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under the Note until the Next Repayment Right Time and, from and after such Next Repayment Right Time, the Lender shall have the right, but not the obligation, in its discretion, to exercise the Repayment Right, solely with respect to the amount of Excess Proceeds which exceed $5,000,000.

(b) In consideration of the Lender’s agreement set forth in Section 2(a) above, the Borrower shall issue (i) pay the Cash Consideration by wire transfer of immediately available funds to the Lender, in accordance with the Lender’s written wiring instructions and (ii) the Consideration Shares and Warrants to the Lender within one (1) business day of the date hereof.

3. No Modifications. Except as expressly set forth in Section 2 of this Letter, nothing contained in this Letter shall be deemed or construed to amend, supplement or modify the Note or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

4. Successors and Assigns. This Letter shall inure to the benefit of and be binding upon the Borrower and the Lender, and each of their respective successors and assigns.

5. Governing Law. This Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware.

6. Counterparts. This Letter may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Waiver by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Waiver electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Waiver.

7. Construction; Headings. This Letter shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any person as the drafter hereof. The headings of this Letter are for convenience of reference and shall not form part of, or affect the interpretation of, this Letter.

8. Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Lender in order to enforce any right or remedy under this Letter. Notwithstanding any provision to the contrary contained in this Letter, it is expressly agreed and provided that the total liability of the Borrower under the Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Borrower may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Lender with respect to indebtedness evidenced by the Note, such excess shall be applied by the Lender to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Lender’s election.

9. Severability. In the event that any provision of this Letter is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Letter.

10. Dispute Resolution.

(a) In the case of a dispute relating to the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Issue Date, Closing Date, Maturity Date, the closing bid price, or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing) (the “Note Calculations”), the Borrower or the Lender (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Borrower, within two (2) Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Lender, at any time after the Lender learned of the circumstances giving rise to such dispute. If the Lender and the Borrower are unable to agree upon such determination or calculation within two (2) Trading Days following such initial notice by the Borrower or the Lender (as the case may be) of such dispute to the Borrower or the Lender (as the case may be), then the Lender may, at its sole option, submit the dispute to an independent, reputable investment bank or independent, outside accountant selected by the Lender (the “Independent Third Party”), and the Borrower shall pay all expenses of such Independent Third Party.

(b) The Lender and the Borrower shall each deliver to such Independent Third Party (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by second (2nd) Business Day immediately following the date on which the Lender selected such Independent Third Party (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Lender or the Borrower fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such Independent Third Party with respect to such dispute and such Independent Third Party shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such Independent Third Party prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Borrower and the Lender or otherwise requested by such Independent Third Party, neither the Borrower nor the Lender shall be entitled to deliver or submit any written documentation or other support to such Independent Third Party in connection with such dispute, other than the Required Dispute Documentation.

(c) The Borrower and the Lender shall cause such Independent Third Party to determine the resolution of such dispute and notify the Borrower and the Lender of such resolution no later than five (5) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such Independent Third Party shall be borne solely by the Borrower, and such Independent Third Party’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(d) The Borrower expressly acknowledges and agrees that (i) this Section 10 constitutes an agreement to arbitrate between the Borrower and the Lender (and constitutes an arbitration agreement) under the rules then in effect under the Delaware Rules of Civil Procedure (“DRCP”) and that the Lender is authorized to apply for an order to compel arbitration pursuant to the DRCP in order to compel compliance with this Section 10, (ii) a dispute relating to the Note Calculations includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 1.6 of the Note, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale, (D) whether an agreement, instrument, security or the like constitutes a Common Stock Equivalent and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected Independent Third Party’s resolution of the applicable dispute, such Independent Third Party shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such Independent Third Party determines are required to be made by such Independent Third Party in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 1.6 of the Note, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale, (D) whether an agreement, instrument, security or the like constitutes a Common Stock Equivalent and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such Independent Third Party shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, and (iv) nothing in this Section 10 shall limit the Lender from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 10).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Letter Agreement as of the date first stated above.

LENDER:

SANDIA INVESTMENT MANAGEMENT LP on behalf of DIAMETRIC TRUE ALPHA MARKET NEUTRAL MASTER FUND LP and DIAMETRIC TRUE ALPHA ENHANCED MARKET NEUTRAL MASTER FUND LP

By:	/s/ Thomas J. Cagna
	Name:	Thomas J. Cagna
	Title:	COO, CFO & CCO

[Signature page to Letter Agreement]

BORROWER:

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

[Signature page to Letter Agreement]